Exhibit 24.1

POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, on this 19th day of August, 2004, the undersigned directors and officers of Steel Technologies Inc. (the "Company") each constitutes and appoints Bradford T. Ray and John M. Baumann, Jr., and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of the Company relating to the Company's issuance and sale from time to time of up to 500,000 shares of its Common Stock, no par value per share, pursuant to the 2000 Stock Option Plan, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents.

/s/ Michael J. Carroll
Michael J. Carroll

/s/ Joseph P. Bellino
Joseph P. Bellino
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

/s/ Merwin J. Ray
Merwin J. Ray

/s/ Stuart N. Ray
Stuart N. Ray

/s/ Doug A. Bawel
Doug A. Bawel

/s/ Jimmy Dan Conner
Jimmy Dan Conner

/s/ Mark G. Essig
Mark G. Essig

/s/ William E. Hellmann
William E. Hellmann

/s/ Andrew J. Payton
Andrew J. Payton